                                                                  Exhibit No. 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated December 17, 1999 with respect to PaineWebber Global Equity Fund and September 22, 2000 with respect to PACE International Equity Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.

                                              /s/ ERNST & YOUNG LLP
                                              ERNST & YOUNG LLP

New York, New York
November 29, 2000